Exhibit 99.1

For Immediate Release	Contact Information
Thursday, February 12, 2009	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Announces Strategic Alternatives Review

SAN ANTONIO -- February 12, 2009 -- TXCO Resources Inc. (Nasdaq:TXCO) today announced it has begun a strategic alternatives review designed to enhance shareholder value, which may include a merger or sale. Goldman Sachs & Company has been retained as financial advisor.

No formal decisions have been made and no agreements have been reached at this time. There can be no assurance that any particular alternative will be pursued or that any transaction will occur, or on what terms. TXCO does not expect to disclose developments from this review unless its board of directors approves a definitive transaction.

"TXCO continues to have outstanding long-term growth opportunities," said CEO James E. Sigmon. "We remain in an early stage of development, considering the large acreage position we have for a firm our size and the potential of our multiple resource plays. We are exploring all strategic alternatives to assure that we can maximize value for our shareholders as we adapt to the industry's current, unstable financial and commodity price environment."

About TXCO Resources
TXCO Resources is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO." Additional information, including recent regulatory filings and investor presentations, is available at the Company's Web site, www.txco.com.

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Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to estimated financial results, bank credit and working capital availability, expected prices, production volumes, well test results, reserve levels and number of drilling locations expected, drilling plans, including the timing, category, number, depth, cost and/or success of wells to be drilled, expected geological formations or the availability of specific services, equipment or technologies. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs and accidental risk inherent in exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, impairment of oil and gas properties due to depletion or other causes, the uncertainties inherent in estimating quantities of proved reserves and cash flows, as well as general market conditions, competition and pricing. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential factors that could affect TXCO's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2007, and its Form 10-Q for the quarter ended September 30, 2008. These reports and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available from TXCO without charge.

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